Exhibit 13.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Annual Report on Form 20-F of IsoTis S.A., a corporation organized under the laws of Switzerland (the "Company") for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's best knowledge, that:

      1.) the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2.) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

      The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

      Dated: April 19, 2004                          /s/ Jacques Essinger
                                                     ------------------------
                                                     Jacques Essinger
                                                     Chief Executive Officer

      Dated: April 19, 2004                          /s/ Pieter Wolters
                                                     ------------------------
                                                     Pieter Wolters
                                                     Chief Financial Officer